LEASE AGREEMENT



STATE OF TEXAS



COUNTY OF El PASO



THIS lEASE AGREEMENT is entered as of the 7th day of February, 2006, between G 8: K PROPERTIES,
INC., as landlord, and TOTALMED SYSTEMS, INCORPORATED, as Tenant.



1. lEASED PREMISES. The leased Premises shall consist of Suite 304, in the building munidpally known as State
National Bank Tower, El Paso, Texas (the "Building").
There are no representations or warranties, including fitness for intended use or merchantability and the Premises are leased "as is". By taking possession of the Premises, Tenant acknowledges and accepts the Premises "as is"; Tenant acknowledges that these premises are located on the third (3) floor and that some of the controls such as the thermostats and others maybe controls that control adjacent suites' (heating, air conditioning, and ventilation) and consequently consideration must be given and granted by the Tenant if and when requested.



2. TERM. The term of this lease shall commence on February 15, 2006, (the "Commencement Date") and terminate on February 28,2009, unless terminated earlier as hereinafter provided.



 3. BASE RENTAl. Tenant hereby agrees to pay a base annual rental (herein called "Base Rental" and which sum includes the Initial Basic Cost defined below) in the sum of $16.200.00, payable, in advance, in monthly installments of $1,350.00 each, as provic;fed herein.
As all Rental payments are due on the 1st of the month, Tenant also agrees to pay $675.00 on or before the 15th day of February, 2006 for the one half month of February, 2006 and effective March 1, 2006 begin the first of twelve $1,350.00 monthly installments furthermore, the Monthly Rental will increase to $1,417.50 on March 1, 2007 and to $1,488.37 on March 1,
2008. During the term of this lease, the provisions of paragraph nine (9)(CPI ADUSTMENT) shall not apply.
Tenant shall also pay, as additional rent, all such other sums of money as shall become due from and payable by Tenant to Landlord under this lease.
landlord shall have the same remedies for default for the payment of additional rent as are applicable to Tenant in the case of a default in the payment of Base
Rental.



 4. PERMITTED USE. Tenant shall use and occupy the leased Premises as office space, and for no other purpose without prior written consent of landlord.
Tenant shall not use the leased Premises, nor permit any use, that increases risks covered by insurance or causes cancellation thereof.



 5. SECURITY DEPOSIT. Concurrently with Tenanfs execution of this lease, Tenant agrees to and shall deposit $1,350.00 on deposit with the landlord, without obligation for interest or segregation, as security for performance of Tenanfs covenants and obligations under this lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of landlord's damages in case of Tenanfs default. Upon the occurrence of any default by Tenant, landlord may, without prejudice to any other available remedy, use such fund to make good any rent arrearage or any other damage, injury, expense or liability caused by such event of default and Tenant shall pay the landlord, on demand, the amount so applied in order to restore the security deposit to its original amount.
If the Premi5e$ are sold and landlord assigns the deposit to the Purchaser, landlord shall be discharged from all further liability.

6.	GRANTING CLAUSE. In consideration of the obligation
of Tenant to pay rent and other
charges as herein provided and in consideration of other terms, covenants and conditions hereof and subject thereto, Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord the Leased Premises as described in Paragraph 1 TO HAVE AND TO HOLD said premises for the lease term spedfied in Paragraph 2, all upon the terms and conditions set forth in this lease.

7. DELIVERY AND POSSESSION. This lease shall not be rendered void or void able by Landlord's failure or inability to deliver possession on the commencement date. If Landlord is unable to deliver possession on the commencement date, this Lease shall be deemed to commence on the date Landlord tenders possession.

 8. PAYMENT OF BASE RENTAL. The Base Rental, together with any adjustment of rent provided for herein, shall be due and payable in equal monthly installments on the first day of each calendar month during the term of this Lease, beginning on the Commencement Date, and Tenant hereby agrees to so pay such rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance without demand, counterclaim or setoff. If the term of this Lease as heretofore described commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then the installment or installments of Base Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance.

 9. CPI ADJUSTMENT. At the end of the first Lease year
(as hereinafter defined) and every Lease year thereafter (including any renewal periods) the Base
Rental provided for in Paragraph 3 above shall be adjusted by adding to Base Rental the "Add-on Factor".
The one (1) year periods are each hereinafter referred to as an "Adjustment Period". As used herein, the "Add-on Factor" shall mean the "Add-on Sum" minus "Net Base
Rental"; "Add-on Sum" shall mean a sum determined by multiplying the "Net Base Rental" by the "Adjustment
Factor"; "Net Base Rental" shall mean the Base Rental described above minus Initial Basic Cost, and "Adjustment Factor" shall mean a fraction, the numerator of which is the "CPI" published immediately preceding the applicable anniversary date and the denominator of which is the "CPI" published immediately preceding the commencement date of the term of this Lease. "CPI" shall mean the United States Average
(1982-84 '" 100), as published bi-monthly (or if the same shall no longer be published bi-monthly, on the most frequent basis available) by the Bureau of Labor
Statistics, U.S. Department of Labor (but if such is subject to adjustment later, the later adjusted index shall be used).

The Adjusted Rental shall be the new Base Rental of the Premises effective as of the first day of the applicable Adjustment Period. Notwithstanding the foregoing calculation, the yearly percentage rent adjustment pursuant to this Paragraph 9 shall in no event be less than FIVE percent (5%) per year. Tenant shall continue payment of the Base Rental in effect for the expiring Adjustment Period until notified by Landlord of any increase in such Base Rental. Such notification shall include a memorandum showing the calculations used by Landlord in determining the new
Base Rental. On the first day of the calendar month immediately succeeding receipt of such notice, Tenant shall commence payment of the new Base Rental spedfied in the notice, and shall also pay to Landlord with respect to the month(s) already expired, the excess of the required monthly rentals spedfied in the notice over the monthly amounts actually paid by Tenant.

9.1 DELINQUENT PAYMENTS AND HANDLING CHARGE. All Rent and other payments required of Tenant hereunder shall bear interest from the date due until the date paid at fifteen percent (15%) per annum. Alternatively, Landlord may charge Tenant, as additional Rent hereunder, a fee equal to five percent of the delinquency payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 9.1 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum rate of interest allowable under applicable law.

10. SPECIFICALLY PROHIBITED USES. Tenant will not (a) use, occupy or permit the use or occupancy of the Leased Premises for any purpose or in any manner which is or may be, directly or indirectly, violative of any legal requirement, or dangerous to life or pro~rty, or a public or private nuisance or disruptive or obtrusive to any other tenant of the Building, (b) keep, or permit to be kept, any substance in or conduct, or permit to be conducted, any operation from the Leased
Premises which might emit offensive odors or conditions into other portions of the Building, or make undue noise or create undue vibrations, (c) commit or permit to remain any waste to the Leased Premises, (d) install or permit to remain any improvements to the Leased
Premises which exceed the structural loads of floors or walls of the Building, or adversely affect the mechanical, plumbing or electrical systems of the Building or affect the structural integrity of the Building in any way, (e) install any food, soft drink or other vending machine, or (f) commit, or permit to be committed, any action or circumstance in or about the Building which, directly or indirectly, would or might justify any insurance carrier in canceling or increasing the premium on the fire and extended coverage insurance policy maintained by Landlord on the Building or contents, and if any increase results from any act of Tenant, then Tenant shall pay such increase promptly upon demand therefore by landlord.

11. HAZARDS. Tenant shall not, without Landlord's prior written consent, place anything within the Leased
Premises, or perform any act or omission whatsoever which shall invalidate any insurance policy carried on the Leased Premises. All property kept, stored or maintained on the premises by Tenant shall be at Tenant's sole risk.

12. MAINTENANCE AND REPAIR OF PREMISES. Tenant shall, during the term of this Lease, maintain the Leased
Premises in a condition fit for its intended use, reasonable wear and tear excepted, and will make all necessary repairs and maintenance. Landlord shall provide, at its sole cost and expense, janitorial service which Landlord deems necessary and reasonable.

12.1	TENANTS ADDITIONAL OBLIGATIONS. In addition to
Tenant's obligations pursuant to
Paragraph 12, which obligations are not to be limited by this Paragraph, Tenant shall not allow any person on the premises with its permission to destroy, deface, damage, impair, or remove any part of the Leased Premises or appurtenances thereto. Tenant shall advise Landlord in writing of all repairs or maintenance which are necessary.

13. ALTERATIONS. No alternation, addition, or improvement to the Leased Premises shall be made by the Tenant without written consent of the Landlord.
Any alteration, addition or improvement made by the Tenant after such consent shall have been given, and any fixtures, will belong to Landlord without compensation to Tenant at the expiration or termination of this Lease. Tenant hereby agrees to indemnify and hold Landlord harmless from any claims that may be made against Landlord or the Leased
Premises arising from such alterations, additions, improvements, and fixtures. No alteration may be made that would conflict with any existing provision of any real estate mortgage on the Leased Premises.

13.1 REMOVAL. All alterations, additions, improvements and fixtures which may be made or installed by either party upon the Leased Premises shall remain upon and be surrendered with the Leased
Premises and become the Property of Landlord at the termination of this
Lease, unless Landlord requests their removal in which event Tenant shall promptly remove the same and restore the Leased Premises to the original condition at Tenant's expen$e.

13.2 NO LIENS. Tenant shall permit no liens or encumbrances to attach to the leased Premises in connection with work or materials furnished on behalf of Tenant. If any such liens do attach, Tenant will do all acts necessary to discharge such liens within thirty (30) days; or if Tenant desires to contest said liens, then Tenant will deposit with Landlord an adequate and reasonable security to insure the payment of the lien claims. In the event Tenant fails to pay any lien claims when due, or fails to deposit the security with the landlord, the landlord will have the right to expend all sums necessary to discharge the lien claims and TenClnt will pay within thirty (30) days after written demand all sums expended by landlord in discharging any liens including attorney's fees and costs. Tenant's delay in payment of such amounts when due will incur an additional late charge computed at the rate of fifteen percent (15%) per annum until paid.

13.3	RIGHT OF ENTRY AND INSPECTION. Tenant will permit
landlord or Landlord's duly
authorized agent, employee or representative, to enter upon the leased Premises at all reasonable times for the purpose, in Landlord's sole discretion, of inspecting same or of making such repairs as it deems necessary for the safety and preservation of the premises. Any such repairs, however, will not be deemed to be a waiver of Tenant's obligations as set forth in Paragraph 12 and 12.1.

14. UTILITIES AND SERVICES BY LANDLORD. Landlord shall be solely responsible for, and promptly pay prior to delinquency, all charges for gas, electridty, sewer, water, or other utility installed, used or consumed in the leased Premises, except telephone service, which shall be the responsibility of the Tenant.
Notwithstanding the foregoing, Tenant shalt pay for all electridty consumed through any individual electrical meter(s) or submeter(s) serving Tenant's office space.
Service through individual electrical meters which exclusively serve Tenant's office space shall be in the name of Tenant. In addition to the utilities provided herein, landlord, in its sote discretion, shall furnish to Tenant the following services:

(a) air conditioning and heating as reasonably required for comfortable use and occupancy under normal conditions from 8:00 a.m. to 5:00 p.m. on Monday through Friday and on Saturday from 8:00 a.m. to 1:00 p.m. (but not on New Year's Day, Memorial Day, July
4th, Labor Day, Thanksgiving or Christmas) so long as these times and dates comply with present and future governmental laws or guidelines;

(b) water for drinking, lavatory, toilet purposes, and sanitary sewer in common areas or other areas determined by Landlord;

(c) janitorial and cleaning services,
as needed, for the building;

(d) electridty for standard office equipment and building standard lighting;

(e) trash collection services
(dumpsters or garbage cans);

(f) pest control services as needed in the reasonable judgment of Landlord;

(g) landscaping and parking lot
maintenance services;

(h) repair and maintenance which landlord deems necessary and reasonable;

(i)	elevator
service.

14.1 EXTRA ELECTRICITY. There shall be no electridty charges for typewriters, wordprocessor, dictating equipment, adding machines, desk top calculators, lamps, or other standard 19 volt office equipment.
However, Tenant shall pay Landlord monthly, as ~iUed, for charges which are separately metered or which Landlord may reasonably compute for electridty utilized by Tenant for any equipment operated off a 220 volt line, or other electrical service not standard for the building.

14.2	EXTRA HEATING OR AIR CONDITIONING. If Tenant
requests air conditioning or J1eating
after hours as set forth in Paragraph 14 (a), landlord may charge Tenant the same extra hourly fee per square foot charged for after-hour air conditioning or heating as charged to other tenants in the Building.

14.3 UTILITY INTERRUPTION. landlord shall not be liable for any interruption or failure whatsoever in utility services, and shall be held harmless from any liability for all such charges.

15.	PARKING AND USE OF COMMON AREA
AND FACILITIES.

15.1 COMMON AREA. All parking areas, access roads, and other fadlities furnished, made available or maintained by landlord in or near the Building, provided by landlord for the general use in common of tenants and their customers in the building (all herein coll~tively called the "Common Area") shall at all times be subject to the exclusive control and management of landlord, and landlord shall have the right, from time to time, to es~ablish, modify and enforce reasonable rules and regulations with respect to the Common Area. landlord shall have the right from time to time, to perform any acts in the Common Area or promulgate any rules which landlord, in its sole discretion, deems advisable for the LIse thereof by Tenants and their customers.

15.2	USE OF COMMON AREA. Tenant and Tenant's business
invitees, employees and
customers shall have the nonexclusive rights, in common with landlord and all others to whom landlord has granted to or may hereafter grant rights, to use the Common Area, subject to such reasonable regulations as landlord may from time to time impose and the rights of landlord set forth above. Tenant shall pay landlord, upon demand, $9.00 for each day on which a car of Tenant or a concessionaire, employee or agent of Tenant is parked outside any area designated by the parking areas adjacent to the Building for Tenant's employees, agents and concessionaires. Tenant authorizes landlord to cause any such car to be towed from the Building and Tenant shall reimburse landlord for the cost thereof upon demand, and otherwise indemnify and hold landlord harmless with respect thereto. Tenant shall abide by all reasonable rules and regulations established by landlord and delivered to Tenant, and cause its concessionaires, officers, employees, agents, customers, and invitees to abide thereby. landlord may at any time close temporarily all or any part of the Common Area to make repairs or changes to prevent the acquisition of the public rights therein, to discourage non-customer parking, or for any other reasonable purpose. Tenant shall furnish landlord license numbers and descriptions of cars used by Tenant and its concessionaires, officers and employees. Tenant shall not interfere with the other Tenant's rights to use any part of the Common Area.

16.	INDEMNITY AND PUBLIC LIABILITY INSURANCE.

16.1 INDEMNITY. Tenant agrees to indemnify and hold landlord harmless against any and all liabilities, damages, claims, suits, cost (including court costs and attorneys fees for the defense thereof) arising from Tenant's, or Tenant's employees, agents, representatives, use of the leased Premises or from any breach on the part of Tenant of any condition of this lease, or from any act or negligence or misconduct of Tenant, its agents, contractors, employees, sub lessee, concessionaires or licensees in or about the leased
Premises, or of any other person entering the leased
Premises under the express or implied invitation of Tenant, or arising out of any breach or default by Tenant in the performance of its obligations hereunder or resulting from any other cause. In case of any action or proceeding brought against landlord by reason of any such claim, Tenant, upon notice from landlord, covenants to defend such action or proceeding brought against landlord by reason of such claim.

16.2	PUBLIC LIABILITY INSURANCE. Tenant shall take out
and keep in force and effect
during the term hereof, at Tenant's expense, public liability and property damage ins\Jrance with limits of liability not less than $1,000,000.00 per occurrence insuring against any and aU liability of the insured with respect to personal injury or death, arising out of the maintenance, use or occupancy of the premises, and in an amount of not less than $1,000,000.00 in the general aggregate for bodily injury and property damage, all in companies and with policies in form satisfactory to Landlord. Said policies shall name both Tenant and Landlord as insured as their respective interest may appear.

16.3 PLATE GLASS. Tenant, during the term of this Lease, shall carry full coverage insurance on all plate glass in the Leased Premises and cause the same to be replaced if chipped, cracked or broken.

16.4 PERSONAL PROPERTY. Tenant shall be solely responsible for paying the cost of insurance covering
Tenant's personal property or the personal property of Tenant's agents, employees, or sublessee. Personal property and trade fixtures shall remain property of Tenant. All other fixtures, improvement, alterations
(permitted herein) or additions shall become property of Landlord. All property of Tenant in the premises are kept there <tt Tenant's sole risk.

16.5 POLICIES. All policies of insurance shall be written by an insurance company or companies authorized to do business in the State of Texas. A certificate of Tenant's public liability insurance policy and any renewal policies, if requested, shall be furnished to Landlord by Tenant. Tenant will procure endorsements on the Policies required to be maintained by it requiring that at least thirty (30) days prior written notice be given to Landlord before any cancellation or reduction of insurance under any such policy. If Tenant fails to secure or maintain such policies of insurance, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay Landlord the premium costs thereof, together with interest at the rate of fifteen percent (15%) per annum until paid.

16.6 SUBROGATION. Landlord and Tenant hereby grant to each other, on behalf of any insurer providing insurance to either of them with respect to the premises, a waiver of any right of subrogation which any insurer of one party may acquire against the other by virtue of payment of any loss under the insurance required herein.

17. PROPERTY TAXES. Landlord agrees to pay, before the due date, all taxes, as~ssments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as the 'Taxes"), levied or assessed against the Leased Premises. Tenant shall timely pay all ad valorem or other personal property tax.

18. ASSIGNMENT. SUBLETTING AND TRANSFER OF INTEREST.
Tenant shall not, witftout the prior written consent of Landlord first endorsed thereon: (i) assign or in any manner transfer this Lease or any estate or interest therein, or (ii) permit any assignment of this Lease or any estate or interest therein by operation of law, or
(Hi) sublet the Leased Premises or any part hereof, or
(iv) grant any license, concession or other right of occupancy of any portion of the Leased Premises, or (v) permit the use of the Leased Premises by any parties other than Tenant, its agents and employees. In the event consent is given, any increase in rents shall pass to Landlord and not Tenant as it is the intent of the parties that the Tenant not make a profit from a sublease of the Leased Premises.

18.1 CONSENT. Landlord agrees that the consent to an assignment or sublease shall not be withheld, providing the following conditions are met:

(a) Tenants shall remain responsible for the performance of all duties and obligations imposed upon Tenant under the terms and provisions of this Lease.

(b) Tenant has on the date of such proposed assignment or sublease fulfilled all of its obligations under this Lease.

(c) The assignee or sub lessee expressly assumes in writing all the obligations of Tenant under this Lease.

(d) The proposed assignee or sub lessee is finandally responsible to assume the obligations of Tenant hereunder and has supplied to Landlord appropriate evidence thereof.

19. CONDEMNATION. If any part of the Leased Premises shall be taken by any public or private authority under the power of eminent domain, and a part thereof remains which is susceptible to occupation for Tenant's business hereunder, this Lease shall, as to the part so taken, terminate as of the date title vests in the condemnor, and the rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after condemnation bears to the value of the entire premises at the date when title to the part so condemned vest in the condemnor. If all the Leased Premises is taken, or such a large part thereof is taken that there does not remain any portion susceptible of occupation for Tenant's business hereunder, this entire Lease shall thereupon terminate. In the event of condemnation of the whole or any part of the Leased Premises, all compensation awarded for diminution in value of the Leasehold shall belong to Landlord, except that compensation awarded for diminution in value of the Leasehold shall belong to Tenant, and the Lease shall be considered to have terminated prior to the taking;
provided however, that Landlord shall have interest in any award made to Tenant for loss of business or depredation to and cost of removal of Tenant's stock and fixtures and other property, if a separate award for such items is made to Tenant. Tenant hereby irrevocably assigns the interest, if any, it shall have in the compensation awarded or to be paid to the Landlord under the provisions of this Paragraph.


20. NOTICES. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when personally delivered or deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties at the addresses set forth in herein, or at such other address as either party may have specified to the other party by written notice delivered in accordance herewith.



LANDLORD:

G 8: K Properties, Inc.
6044 Gateway Blvd. East,
Suite 615
EI Paso, Texas 79905



WITH COPY TO:

Gage 8:
Gage, l.l.P.
n51 W. lake Mead Blvd.,
Suite 500
Las Vegas, Nevada 89128-8302



TENANT:


TotalMed Systems, Incorporated
Attn: James A. Sterling, COO
6044 Gateway Blvd. East,
Suite 304
EIPaso, Texas 79905



21. HOLDING OVER. Upon termination or expiration of this lease, or any extension thereof, Tenant shall surrender the leased Premises in good condition and repair, reasonable wear and tear excepted. In the event that Tenant remains in possession of the leased
Premises after the termination or expiration of this lease, and without the execution of a new lease, it shall be deemed to be occupying the leased Premises as a Tenant from month to month, subject to all the conditions, provisions and obligations of this lease, insofar as the same are applicable to a month-to-month tenancy, except that the amount of monthly rental shall be increased by an amount equal to fifty (50%) percent, unless mutually agreed to otherwise, of the current monthly rental payment.



22. QUIET POSSESSION. landlord will, on the Commencement Date of this lease, place Tenant in quiet possession of the leased Premises and will secure it in the quiet possession thereof against all persons lawfully claiming the same during the entire lease Term and any extension thereof.



23. SUBORDINATION. Tenant accepts this lease subject and subordinate to any mortgage, deed of trust or other liens presently existing or hereafter created upon the leased Premises or improvements located thereon, and to any renewals and extensions thereon. Such subordination shall apply to each and every advance made or hereafter to be made under any mortgage or deed of trust. This section shall be self-operating and no further instrument of subordination will be required. landlord is hereby irrevocably vested with full power and authority to subordinate this lease to any mortgage, deed of trust or to the lien here~fter placed upon the leased Premises or improvements located thereon, and Tenant agrees upon demand to execute such further instruments subordinating this lease as landlord may request.

24. ESTOPPEL CERTIFICATE. Landlord and Tenant agree, at any time, and from time to time, upon not less than ten
(10) days prior notice by the other party, to execute, acknowledge and deliver to the other party a statement in writing certifying that this lease is unmodified and in full force and effect (or, if there have been modifications that same is in full force and effect as modified and stating the modifications), setting forth the dates to which rental, additional rental, and any other charges have been paid, and stating whether or not to the best of knowledge of the person subscribing such Estoppel Certificate, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and if so, spedfying each such default of which the Landlord or Tenant may have knowledge. Failure of Tenant to do so shall result in Tenant being deemed to have assented to the foregoing and waived any defenses.

25. DEFAULT BY TENANT. The following events shall be deemed to be events of dt!fault by Tenant under this
Lease:

(a) Tenant shall fail to pay any installment of rental and such failure shall continLle for a period of five
(5) days.

(b) Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of rental, or other payment to Landlord or any third party, as provided in this Lease, and shall not remedy such failure within thirty (30) days after written notice to Tenant.

(c) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(d) Tenant shall petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statutes of the United States or any state thereof: or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any guarantor of Tenant's obligations under this Lease.

(e) A receiver or Trustee shall be appointed for all the Leased Premises or for all or substantially all of the assets of Tenant and such receivership shall not be terminated or stayed within the time permitted by law.

(f) Tenant shall vacate any substantial portion of the premises for a period of thirty (30) or more days.

(g) Tenant shall fail to pay any obligation by this Lease, other than rent, and such failure shall continue for a period of thirty (30) or more days.

Return Check charge. Tenant agrees to pay Landlord a fee not to exceed $25 for any dishonored check given in payment of Tenant's monthly rent and in accordance with Tenant's lease agreement. This fee may be separately collected or added to the unpaid balance of Tenant's rental fee.

Upon the occurrence of any such events of default, Landlord shall have the option to pursue anyone or more of the following remedies, in addition to and not in limitation of any other remedy permitted by law or by this Lease, including specifically the right of Landlord to bring suit for damages, after reasonable notice and demand:

(a) Terminate this Lease and re-enter the premises removing all persons and property; such property may be removed and stored in a public warehouse or elsewhere at the ~ost of and for account of Tenant;
or,

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

(b) Without terminating this lease, take possession of the leased Premises pursuant to legal proceedings, and relet the premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to said premises.

25.1 lOCKOUT PROVISIONS. Upon the occurrence of an event of default under the Lease and after five (5) days written notice to Tenant of the provisions hereof, landlord shall be entitled to change the locks at the Premises. Tenant agrees that entry may be gained for that purpose through use of a duplicate or master key or any other peaceable means, that same may be conducted out of the presence of Tenant if Landlord so elects, that no notice shall be required to be posted by the Landlord on any door to the leased Premises (or elsewhere) disclosing the reason for such action or any other information, and that landlord shalt not be obligated to provide a key to the changed lock to Tenant unless Tenant shall have first:

(a) brought current all payments due to Landlord under this lease; provided, howC!ver, that if Landlord has theretofore formally and permanently repossessed the Premises, or has terminated this lease, then Landlord shall be under no obligation to provide a key to the new lock(s) to Tenant regardless of Tenant's payment of past-due rent or other past-due anwunts, damages, or any other payments or amounts of any nature or kind whatsoever;

(b) fully cured and remedied to Landlord's satisfaction all other defaults of Tenant under this lease (but if such defaults are not subject to cure, such as early abandonment or vacation of the Premises, then Landlord shall not be obligated to provide the new key to Tenant under any drcumstances); and
(c) given Landlord security and assurances satisfactory to Landlord that Tenant intends to and is able to meet and comply with its future obligations under this lease, both monetary and non-monetary.

landlord will, upon written request by Tenant, at Landlord's convenience and upon Tenant's execution and delivery of such waivers and indemnification as Landlord may require, at Landlord's option either (i) escort Tenant or its specifically authorized employees or agents to the leased Premises to retrieve personal belongings and effects of Tenant's employees (as opposed to property which is an asset of Tenant or any Guarantor), and property of Tenant that is not subject to the Landlord's liens and security interests described herein or (ii) obtain from Tenant a list of such property described in (i) above, and arrange for such items to be removed from the leased Premises and made available to Tenant at such place and at such time in or about the leased Premises or the Building as Landlord may designate; provided, however, that if Landlord elects option (ii), then Tenant shall be required to pay in cash, in advance to landlord (a) the estimated costs that Landlord will incur in removing such property from the Premises and making same available to Tenant at the stipulated location, and (b) all moving and/or storage charges theretofore or to be incurred by landlord with respect to such property. The provisions of this Paragraph 25.1 are intended to overrjde and supersede any conflicting provisions of the Texas Property Code (including, without limitation,
Chapter 93 thereof, and any amendments or successor statutes thereto), and of any Qther law, to the maximum extent permitted by applicable law.

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

25.2 REMEDIES. The exerdse by Landlord of anyone or more remedies hereunder granted or otherwise permitted by law shall not be deemed to be an acceptance or surrender of the Leased Premises by Tenant, whether by agreement or by operation of Law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No re-entry or taking possession of the premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting, or re-entry or taking possession, Landlord may at any time elect to terminate this Lease for previous default.
Pursuit pf any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. A loss or damage that Landlord may suffer by reason of termination of this Lease for defidency from any reletting as provided for above shall include the expense of repossession and any necessary repairs or remodeling undertaken by Landlord following repossession. Should Landlord at any time terminate this Lease for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including cost of recovering the premises and the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the premises for the remainder of the said term, all of which amounts will be immediately payable by Tenant to Landlord.

25.3 LANDLORD'S LIEN. The Tenant hereby pledges, assigns and grants a security interest to the Landlord in all of the furniture, fixtures and other personal property of the Tenant which are or may be put in, on and about the Leased Premises as security for the payment of the rent herein reserved. The lien hereby created may be enforced by distress, foreclos~re or otherwise, at the election of the Landlord. The Tenant hereby waives all right of homestead or exemption in such furniture, fixtures and other personal property to which it may be entitled under the constitution and laws of the state where the Leased Premises are located. The statutory lien for rent is not hereby waived, the security interest herein granted j)eing in addition and supplementary thereto.

In addition to the statutory Landlord's lien, Landlord shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due her~under from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be, situated on the Leased Premises, and all proceeds there from, and such property shall not be removed there from without the consent of Landlord until all arrearages in rent as well as any and all sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenan~, agreements and conditions hereof have been fully complied with and performed by T~nant.

26. INTEGRATION CLAUSE. This Lease Agreement constitutes the entire contract between the parties and there are no prior representations, agreements or understandings not contained herein. This Lease may not be amended except as may be done in writing signed by each party hereto.

27. MISCELLANEOUS.

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

27.1 CAPTIONS. The captions used herein are for convenience and do not limit or amplify the provisions hereof.

27.2 WAIVER. Except as otherwise herein provided, no covenant, term or condition of this Lease shall be waived except by written waiver of Landlord, and the forbearance or indulgence by Landlord in any regard whatsoever shall not constitute a waiver of the covenant, term or condition to be performed by the other party to which the same shall apply, and until complete performance by Tenant of such covenant, term or condition, Landlord shall be entitled to invoke any remedy available under this Lease or by law despite such forbearance or indulgence. The waiver by Landlord of any breach or term, covenant or condition hereof shall apply to and be limited to the specific instance involved and s~all not be deemed to apply to any other instance or to any subsequent breach of the same or any other term covenant or condition hereof.

27.3 GOVERNING LAW. The laws of the State of Texas shall govern the interpretation, validity, performance and enforcement of this Lease. Exclusive venue for any litigatipn arising out of the interpretation, validity, performance or enforcement of this Lease
~hall be El Paso County, Texas.

27.4 BINDING EFFECT. The terms, provisions and covenants contained in this Lease shall inure to the benefit of and be binding upon the parties hereto and their heirs, respecUve successors in interest, legal representatives and assigns, except as otherwise herein expressly provided.

27.5 ATTORNEY'S FEES. If any action shall be brought to recover any rent or for any other payment under this Lease, or on account of any breach thereof, or to enforce or interpret any of the terms, covenants and conditions of this Lease, or the recovery of possession of the premises, the Landlord shall be entitled to recover from Tenant, in addition to any other relief awarded, a reasonable attorney's fee, and the amount pf which shall be fixed by the Court and shall be made a part of judgment rendered.

27.6 TIME. Time is of the essence of this Lease and each of all of its provisions.

27.7 NUISANCE. Tenant will conduct its business, and control its agents, employees, and invitees in such a manner as not to disturb other Tenants or Landlord in the managel'J1ent of the Premises, and Tenant will not perform any act that may injure the premises.

27.8 SAVINGS CLAUSE. If any clause or provision in this Lease is illegal, invalid or unenforceable under present or future law as effective during the term of this Lease, then in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease, that in lieu of such clause or provision that is illegal, invalid or unenforceable, there will be added "S a part of this Lease a clause or provision that is as similar to the terms of such illegal, invalid or unenforceable clause or provision as may be possible, and yet be legal, valid and enforceable.

27.9 AMENDMENT. There shall be no amendment, modification, or alteration of the terms and conditions of this Lease, or any extension of the terms of this Lease, unless the same be in writing and duly approved and executed by the Landlord and Tenant.

27.10 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by thi~ Lease agreement are cumulative and the use of any right or remedy shall not preclude or wflive the right of a party to use any or all other remedies. Such rights and remedies are given fn addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

27.11 GENDER AND NUMBER. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in a singular number shall be held ~o include the plural, unless the context otherwise requires.

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

27.12 MORTGAGEES'S APPROVAL. If any mortgagee of the Building requires any modjfication of the terms and provisions of this Lease as a condition to such financing as Landlord may desire, the Landlord shall have the right to cancel this Lease if Tenant fails or refuses to approve and execute such modification(s) within thirty (30) days after Landlord's request therefore. Upon such cancellation by Landlord, this Lease shall be null and void and neither party shall have any liability for damages or otherwise to the other by reason of such cancellation. In no event, however, shall Tenant be required to agree, and Landlord shall not have any right of cancellation for Tenant's refusal to agree, to any modification of the provisions of this Lease relating to; (a) the amount of rent or other charges reserved herein; (b) the size of the Premises; (c) the duration and/or Commencement Date of the term of the Lease.

27.13 SIGNS AND BUILDING NAME. There shall be no signs, symbols, or identifying marks on or in the building, halls, elevators, staircases, entrances, parking areas, landscape areas, doors, walls, or windows without prior written approval of Landlord. All signs or lettering shall conform to the sign and lettering criteria established by Landlord. Unless otherwise stated in the rules and regulations, suite signage and building directory changes shall be done exclusively by Landlord and at Tenant's expense. Landlord may remove all unapproved signs without prior notice to Tenant and at Tenant's expense. Landlord shall have the right to change the name of the building upon six (6) months written notice to Tenant.

27.14 FIRE EXTINGUISHERS. Tenant agrees to supply and maintain at its expense, any fire extinguisher or other fire prevention equipment required by law, rules, orders, ordinances and regulations of any dty, county, or state in which the Leased Premises are located and/or required by any underwriters association, bureau, or other similar body having jurisdiction over the Leased Premises.

27.15 RULES AND REGULATIONS. Tenant shall faithfully observe and comply with any rules and regulations from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the nonperformance or breach by another tenant or occupant of the Building of any of the rules and regulations.

27.16 SALE OF PREMISES BY LANDLORD. In the event of any sale of the Leased Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring before or after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Leased Premises shall be deemed, without any further agreement between the parties or their successors in interest or l>etween the parties or their successors in interest or between the parties and such purchaser, at Purchaser's option, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

27.17 LIABILITY LIMITATION. Tenant spedfically agrees to look solely to Landlord's interest in the Property for the recovery of any judgment from Landlord, it being agreed that Landlord shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any other action not involving the personal liability of Landlord or Landlord to respond in monetary damages from assets other than Landlord's interest in the Property or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

27.18 LIMITATIONS OF LIABILITY. The obligations of
Landlord under this Lease do not constitute personal obligations of the individual partners, trustees, directors, officer!; or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease.

27.19 MODIFICATION FOR LENDER. If, in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request reasonable modifications in thi~ Lease as a condition of such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder.

27.20 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

27.21 FINANCIAL STATEMENTS. At any time during the term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and finandal statements of the two (2) years prior to the current finandal statement year. Such statement shall be prepared in accordance with generally accepted accounting prindples and if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.
If Landlord in its sole discretion deems Tenant financiaUy unstable or unsound, Landlord may terminate this Lease.

27.22 Landlord reserves the right to move Tenant to a comparable space elsewhere in the Building upon thirty (30) days notice and all terms hereof shall continue in effect. a

27.23 Tenant shall pay any brokers representing
Tenant in connection with this Lease and Landlord shall pay any brokers representing it.

27.24 Tenant shall not use, store, possess or allow others to do so, any toxic or hazardous substances on, in, or about the Leased Premises, Building or land on which the same are situated.

EXECUTED as of the 7th day
of February, 2006.

TotalMed Systems, Incorporated.
Tenent"

By: James A Sterling, COO
Its: President

G & K Properties Incorporated

By: Noel A. Gage
Its: President

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

28. GUARANTY. The undersigned Guarantors (herein, so called, whether one or more, jointly and severally), for and in consideration of the premises and other good and valuable consideration paid, the receipt of which is hereby acknowledged and for the further consideration of inducing Landlord to make, agree and execute this Lease, does hereby unconditionally guarantee to Landlord, its successors, heirs, legal representatives ancl assigns, during the initial and extension terms hereof, the full, punctual and prompt payment of all rental and construction or remodeling costs as hereinafter set forth, without limitation, and any other sums due by Tenant to Landlord required under said Lease, and further agrees to be bound by, perform and observe each and every covenant and obligation of Tenant un(ter this Lease, without limitation, with the same force and effect as if Guarantors were designated in and had executed this Lease as Tenant hereunder.

This is a guarantee of payment and not a guarantee of collection. This guarantee shall terminate only upon payment to Landlord of all rental and other sums required under this Lease and the performance by Tenant of all of its obligation hereunder. The obligations of Guarantors herein shall be extensive with and remain in effect as long as Tenant's obligations hereunder, and all extensions and modifications thereof, and shall continue as long as Tenant shall be liable, and to the same extent and manner as Tenant.

Guarantors agree that this contract is performable in El Paso County, Texas, and Guarantors waive the right to be sued elsewhere. Guarantors further agree that Landlord may bring suit against the Guarantors separately without having to contemporaneously or previously sue the other Guarantors or exhaust remedies against Tenant.

Guarantors agree that Landlord and Tenant may without notice to or consent by Guarantors at any time enter into codifications, extensions, amendments or other covenants respecting this Lease, and the Guarantors will not be released thereby, it being intended that any joinder, waiver, consent or agreement by Tenant by its own operation shall be deemed to be a joinder, consent, waiver or agreement by Guarantors with respect thereto, and that Guarantors shall continue as Guarantors with respect to this Lease as so modified, extended, amended or otherwise affected.

This Guaranty shall be binding upon Guarantors and their respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of Landlord, his successors, heirs, legal representatives and assigns. The transfer or assignment by Landlord of the Lease shall operate as a transfer or assignment to the transferee or assignee of this Guaranty amI all rights and privileges hereunder. All references herein to "Landlord" shall mean that Landlord named above and any subsequent owner of the Leased Premises, and any interest therein.

(GUARANTOR lS)

(Signature)

                             15